Exhibit 10(a)

AMENDED AND RESTATED PERSONAL SUPPLEMENTAL EXECUTIVE RETIREMENT SAVINGS PLAN

ADOPTED TO BE EFFECTIVE JANUARY 1, 2009
MOST RECENTLY AMENDED: MAY 6, 2014

Table of Contents

Section 1 - Introduction1
Section 2 - Definitions2
Section 3 - Participation6
Section 4 – Payments To Accounts6
Section 5 –Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans8
Section 6 – Termination and Retirement10
Section 7 – Total Disability13
Section 8 - Administration of the Savings Plan13
Section 9 – Amendment To or Termination of the Savings Plan15
Section 10 - General Provisions16
Appendix “A” – List of Permitted Investments20
Schedule “A” – Acknowledgment and Direction21
Schedule “B” – Tax Free Savings Account/Registered Retirement Savings Plan – Acknowledgment and Direction23

Section 1 - Introduction

1.01
Effective January 1, 2009, The TDL Group Corp. establishes The TDL Group Corp. Personal Supplemental Executive Retirement Savings Plan (the “Savings Plan”), as most recently amended and restated on May 6, 2014, the terms and conditions of which are contained in this document.

1.02
The purpose of the Savings Plan is to provide designated employees of THI, TDL and/or Participating Affiliates (as defined below) with additional compensation to be saved for their retirements in accordance with and subject to the provisions and limitations of this Savings Plan.

1.03
In connection with the reorganization of THI USA as a Canada Business Corporations Act incorporated public company, THI has assumed all the rights and obligations of THI USA under this Savings Plan, effective upon the Merger Date.

1.04
Effective May 6, 2014, any unvested amounts notionally held under this Savings Plan in respect of a Participant became fully vested, and were paid in accordance with the Participant’s Acknowledgment and Direction (subject to Section 4.03) to the Participant’s Account, Tax Free Savings Account, and/or Registered Retirement Savings Plan as applicable.

Section 2 - Definitions

2.01	“Account” means the account established for a Participant pursuant to Section 5.01 on terms acceptable to the Corporation.

2.02
“Administration Agreement” means the agreement between the Corporation and the Administrative Agent relating to the Administrative Agent’s responsibilities in connection with this Savings Plan, as it may be amended from time to time.

2.03	“Administrative Agent” means the financial or other institution selected by the Corporation to act as Administrative Agent for this Savings Plan.

2.04	“Affiliate” means any Person which is subsidiary to, or associated or affiliated with, THI where:

(a)
in the case of a Person that is a corporation, THI and/or its Affiliates beneficially own, directly or indirectly, shares representing 50% or more of the votes that may be cast to elect directors of such corporation;

(b)	in the case of a Person that is a limited partnership, the general partner of such limited partnership is an Affiliate of THI;

(c)
in the case of a Person that is a trust where the trustees have discretionary powers in respect of the trust assets, THI and/or its Affiliates have the right to elect or appoint a majority of the trustees of such trust; and

(d)
in the case of a Person other than a corporation, limited partnership or trust, THI and/or its Affiliates possess, directly or indirectly, at least a majority ownership interest in such Person and have the power to determine the policies and conduct of the management of such Person.

2.05	“Acknowledgment and Direction” means an irrevocable Acknowledgment and Direction executed by a Participant in the form attached hereto as Schedule A.

2.06	“Board” means the Board of Directors of THI, a committee thereof, including the HRCC, or any person authorized by the Board to act on its behalf.

2.07	“Business Day” means a day on which banks are open for business in the City of Toronto.

2.08	“Change in Control” shall have the meaning attributed to such concept under the then-current equity compensation plan in place for THI in which the Participant participates on the date of termination; or, if applicable, the definition of “Change in Control” under a change in control (employment) agreement to which the Participant is a party with the Corporation, shall control over any conflicting definition, provided however, that with respect to any U.S. Taxpayer, “Change in Control” shall also meet the requirements of a change in ownership or change in control under Section 409A of the U.S. Internal Revenue Code.

2.09
“Corporation” means THI, TDL and any Affiliate, and their successors and assigns so long as such entities remain Affiliates; provided that, where any action is to be taken or decision to be made, “Corporation” shall mean only TDL.

2.10
“Earnings” means the aggregate of each Participant’s base salary and short-term incentive compensation (i.e., annual bonus) received during the Plan Year from the Corporation at the Vice President officer level or above for the Corporation or as otherwise designated by the HRCC from the Corporation, excluding special bonuses and allowances, as these terms are used by the Corporation in the ordinary course of its business and also excluding any amount paid or credited to the Participant’s Account, Tax Free Savings Account, or Registered Retirement Savings Plan pursuant to this Savings Plan during the Plan Year. For sake of greater clarity, “Earnings” does not include stock-based incentives granted to Participants or disability benefits paid to a Participant under the TDL Group Benefit Program or a similar program maintained for the benefit of employees of one or more Participating Affiliates. In addition, “Earnings” does not include any base salary and short-term incentive compensation received during the Plan Year by an Employee prior to becoming a Participant in this Savings Plan.

2.11	“Effective Date” means January 1, 2009.

2.12	“Employee” means an employee of the Corporation or a Participating Affiliate who is a Canadian resident for purposes of the Tax Act.

2.13	“HRCC” means the Human Resource and Compensation Committee of THI.

2.14	“Merger Date” means September 28, 2009.

2.15	“Participant” means an Employee who has satisfied the eligibility requirements of Section 3.01.

2.16	“Participating Affiliate” means an Affiliate established or continued under Canadian law that has employees meeting the eligibility requirements to be able to participate in this Savings Plan.

2.17	“Permitted Investment” means one of the investments or portfolios that is listed in Appendix A or designated by the Corporation and the Administrative Agent pursuant to Section 5.02.

2.18
“Person” means an individual, partnership, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, pension fund, bank, trust company, loan company, insurance company, land trust, business trust or other organization, whether or not legal entities, and government and agency and any political subdivision thereof.

2.19	“Plan Year” means the calendar year.

2.20
“Recoupment Policy Relating to Performance-Based Compensation” means the recoupment policy originally adopted by the approval of the board of directors of Tim Hortons Inc., a Delaware corporation, on February 19, 2009 and adopted by the Board of THI to be effective on September 28, 2009, as the same may be updated and amended thereafter.

2.21
“Registered Plan” means the defined contribution pension plan for, as the case may be, the employees of THI, TDL and certain other Participating Affiliates registered under the Pension Benefits Act of Ontario and the Tax Act.

2.22
“Registered Retirement Savings Plan” means a “registered retirement savings plan” within the meaning of the Tax Act established for a Participant pursuant to Section 5.01 on terms acceptable to the Corporation.

2.23	“Savings Plan” has the meaning set forth in Section 1.01.

2.24
“Service” means a Participant’s period of employment with the Corporation commencing on the Participant’s date of hire. Service will not be considered to be broken by periods of absence (with or without pay) granted by the Corporation in accordance with its regular and established practices or by periods of absence while benefits are being paid to the Participant under the Corporation’s salary continuance or long term disability plan. For any Participant for whom a prior period of employment would be disregarded following a prior termination of such employment, the Corporation may, in its sole discretion, treat such prior and current periods of employment as Service.

2.25	“Tax Act” means the Income Tax Act (Canada), as amended.

2.26
“Tax Free Savings Account” means the account established for a Participant pursuant to Section 5.01 on terms acceptable to the Corporation that is a “qualifying arrangement” for purposes of subsection 146.2(1) of the Tax Act.

2.27	“TDL” means The TDL Group Corp., a Nova Scotia unlimited liability company and its successors and assigns.

2.28	“TDL Group Benefit Program” means the TDL group benefits program G001 16072 issued by Manulife Financial, or such replacement policy or policies that the Corporation may arrange.

2.29	“THI” means Tim Hortons Inc., a Canada Business Corporations Act corporation, and its successors and assigns.

2.30	“THI USA” means Tim Hortons Inc., a Delaware corporation.

2.31
“Total Disability” (or “Totally Disabled”) means a disability that qualifies a Participant for disability benefits under the TDL Group Benefit Program or a similar program maintained for the benefit of employees of one or more Participating Affiliates.

2.32
“U.S. Taxpayer” means a Participant who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for the purposes of the U.S. Internal Revenue Code or a Participant for whom (and only to the extent that) the benefits under this Savings Plan would otherwise be subject to U.S. taxation under the Code.

2.33
“Withholding Tax” means all taxes, charges, fees, levies and other amounts (whether federal, provincial, local or foreign), including Canada Pension Plan and Employment Insurance premiums or similar amounts, required to be deducted and withheld and remitted to the Canada Revenue Agency, or any federal, provincial, local or foreign governmental authority in respect of any payment paid to a Participant or his or her estate.

2.34
“Yearly Amount” means an amount equal to 12% of the Participant’s Earnings, less the amount of the Corporation’s contribution on the Participant’s behalf to the Registered Plan in the applicable Plan Year.

In this Savings Plan, words importing the singular number include the plural and vice versa; and, references to a Section or Sections means a Section or Sections in this Savings Plan.

Section 3    - Participation

3.01	Participants After the Effective Date
Each Employee of the Corporation who after the Effective Date:

(a)
is an individual who is promoted to or hired at the Vice President officer level or above for the Corporation or a Participating Affiliate, or who is otherwise designated as a Participant by the HRCC as eligible for participation in the Savings Plan;

(b)	is a member of the Registered Plan; and

(c)	has delivered an Acknowledgment and Direction to the Corporation,
shall become a Participant in the Savings Plan on the first day of the month coincident with or next following the month in which the Employee becomes eligible for participation in the Savings Plan in accordance with this Section 3.01.

3.02	Other Employee Plans
Notwithstanding anything to the contrary herein, an Employee is not eligible to participate in the Savings Plan during any period of employment in which the Employee is a participant of a plan or arrangement maintained by the Corporation or an Affiliate that provides additional salary, wages or retirement benefits, which the Corporation designates as a plan or arrangement that precludes its participants from participating in the Savings Plan.

Section 4 – Payments To Accounts

4.01	Participant Contributions
A Participant may only make contributions to the Savings Plan out of the additional compensation paid to the Participant by the Corporation pursuant to this Savings Plan, which the Participant directs to the Participant’s Account, Tax Free Savings Account or Registered

Retirement Savings Plan in accordance with the Participant’s Acknowledgment and Direction and the provisions of this Savings Plan.

4.02	Corporation Payments to Participants
No later than the 15th day of the third month following the end of each Plan Year, the Corporation shall, in accordance with the Participant’s Acknowledgment and Direction and subject to Section 4.03, pay the Yearly Amount, less applicable Withholding Taxes, to the Account of each Participant who was actively employed as an Employee and who had not attained age 71 at the end of such Plan Year.

4.03	Tax Free Savings Account and Registered Retirement Savings Plan
In any Plan Year, a Participant may direct the Corporation, as agent for the Participant, to pay all or a portion of any amount that would otherwise be paid to the Participant’s Account pursuant to Section 4.02 in a Plan Year to the Participant’s Tax Free Savings Account and/or Registered Retirement Savings Plan, by providing direction to the Corporation on the form attached hereto as Schedule B; provided that (a) the aggregate of all amounts paid to the Participant’s Tax Free Savings Account under this Section 4.03 together with any other contributions by the Participant to the Tax Free Savings Account or any other tax free savings account established by the Participant in a Plan Year may not exceed the “TFSA dollar limit” in subsection 207.01(1) of the Tax Act for that Plan Year and (b) the aggregate of all amounts paid to the Participant’s Registered Retirement Savings Plan under this Section 4.03 together with any other contributions by the Participant to the Registered Retirement Savings Plan or any other registered retirement savings plan in a Plan Year may not exceed the Participant’s “RRSP deduction limit” (within the meaning of subsection 146(1) of the Tax Act) for the Plan Year. For greater certainty, all amounts paid under this Savings Plan to a Participant’s Tax Free Savings Account or Registered Retirement Savings Plan are contributions of the Participant and not the Corporation to such Tax Free Savings Account or Registered Retirement Savings Plan, as the case may be.

Section 5 – Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans

5.01	Participant’s Account
Each Participant shall establish an Account and, if desired, a Tax Free Savings Account and/or Registered Retirement Savings Plan with the Administrative Agent, into which payments under Section 4 of this Savings Plan shall be made, Permitted Investments acquired pursuant to Section 5.02 shall be held, and that shall otherwise be subject to the terms of this Savings Plan.

5.02	Permitted Investments
Subject to the Administration Agreement:

(a)
Appendix A sets forth the investments in which the Participants may invest the funds held in their Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans (“Permitted Investments”);

(b)	at any time and from time to time, the Corporation and the Administrative Agent may, in accordance with the Administration Agreement, designate one or more additional Permitted Investments; and

(c)
the Corporation and the Administrative Agent may cause an investment to cease to be a Permitted Investment; however, unless otherwise required by the Administrative Agent, any Participant who holds such a Permitted Investment in his or her Account, Tax Free Savings Account and/or Registered Retirement Savings Plan shall not be required to sell the investment because it ceases to be a Permitted Investment in accordance with this Section 5.02(c).

5.03	Investment Elections
Subject to the Administration Agreement:

(a)
each Participant shall have the right and obligation to designate the Permitted Investments in which the funds in his or her Account, Tax Free Savings Account and Registered Retirement Savings Plan will be invested;

(b)
a Participant may change the designation made under Section 5.03(a) or transfer an amount invested in one Permitted Investment to another Permitted Investment by filing an election with the Administrative Agent in a manner prescribed by the

Administration Agreement or which is otherwise acceptable to the Administrative Agent;

(c)
if a Participant does not make an election with respect to the investment of the funds in his or her Account, Tax Free Savings Account and/or Registered Retirement Savings Plan, the Participant shall be deemed to have elected a short-term interest fund or the Permitted Investment that is designated under Section 5.02 which, in the opinion of the Corporation, is most similar to a short-term interest fund; and

(d)
the Corporation may establish rules, regulations and procedures regarding the Permitted Investments as it deems appropriate in its sole discretion, provided that no such rule, regulation or procedure may be enacted if it would cause (i) a Tax Free Savings Account to cease to be a “qualifying arrangement” within the meaning of subsection 146.2(1) of the Tax Act, (ii) cause the Permitted Investments held by any Registered Retirement Savings Plan to be “non-qualifying investments” within the meaning of subsection 146(2) of the Tax Act, or (iii) would cause this Savings Plan to be a “salary deferral arrangement”, “employee benefit plan” or “retirement compensation arrangement” as defined in subsection 248(1) of the Tax Act.

5.04	Value of an Investment in the Permitted Investments Not Guaranteed
The value of an investment in any Permitted Investment is based on the value and performance of the Permitted Investment and is thus not guaranteed. The value of an investment in any Permitted Investment may be higher or lower than the value at the time the units of the Permitted Investment were purchased on the Participant’s behalf under the Savings Plan. No amount will be paid to, or in respect of, a Participant under the Savings Plan to compensate for a downward fluctuation in the value of an investment in a Permitted Investment nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. No amount will be paid to pay interest to or otherwise compensate a Participant for any delay in executing the instructions of the Participant under the Savings Plan.

5.05	Expenses

(a)	Participant Taxes:
Each Participant is solely responsible for the payment and reporting of all taxes payable in respect of amounts paid or credited to the Participant under this Savings Plan, and any taxes payable in respect of the Participant’s Account, Tax Free Savings Account or Registered Retirement Savings Plan (or penalties and interest in respect of such taxes), provided that Withholding Taxes shall be withheld out of amounts payable to the Participants hereunder, and the Person making such Withholding Taxes will make any reporting in respect of such Withholding Taxes. For greater certainty, each Participant is solely responsible for any taxes, penalties and other charges that are imposed in the event that the amounts paid or credited to the Participant’s Tax Free Savings Account or Registered Retirement Savings Plan in a Plan Year exceed the “TFSA dollar limit” or “RRSP Deduction Limit”, as the case may be, for such Plan Year, and the Corporation shall not be responsible for any such taxes, penalties or other charges.

(b)	Account Expenses:
Each Participant shall be solely responsible for the costs and expenses relating to the establishment, maintenance and operation of the Participant’s Account, Tax Free Savings Account and Registered Retirement Savings Plan.

(c)	Corporation Expenses:
Subject to the foregoing, the Corporation shall pay all other costs and expenses related to the maintenance and operation of the Savings Plan.

Section 6 – Termination and Retirement

6.01	General
Regardless of the manner of a Participant’s termination of employment (i.e., whether without cause, for cause or otherwise, including if a Participant has been found by a court of competent jurisdiction to have been wrongfully terminated), the Participant will not be entitled to make contributions to the Savings Plan, nor will the Corporation be obligated or required to make contributions to the Savings Plan for any period extending after the Participant’s termination date. For greater clarity, a Participant shall not be entitled to make any contributions or receive contributions to the Savings Plan from the Corporation during any period of “notice” of termination and/or as part of any payment or contribution in lieu of notice of termination. With respect to the latter, no such payment or contribution that the Participant may receive will have any component for damages representing any such contributions by the Participant or the Corporation.

6.02	Participant’s Accounts

(a)
In accordance with the Acknowledgment and Direction of the Participant, each Participant will direct the Administrative Agent to hold the Permitted Investments in the Participant’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan until such time as the Administrative Agent is notified by the Corporation that:

(i)	the Participant’s employment was terminated for any reason;

(ii)	the Participant’s employment is terminated following a period of Total Disability;

(iii)	the Savings Plan is terminated;

(iv)	the Participant dies; or

(v)	in such other circumstances as the HRCC may, in its sole discretion, determine.

(b)	At any time and from time to time following the delivery of the notice described in Section 6.02(a), the Participant may:

(i)	direct the Administrative Agent to sell any of the Permitted Investments held in the Participant’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan;

(ii)	pay any or all of the money in the Participant’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan to the Participant or such other person as the Participant may direct;

(iii)	transfer the Permitted Investments in the Participant’s Account to the Participant or such other person as the Participant may direct;

(iv)	transfer the Permitted Investments in the Tax Free Savings Account to another tax free savings account designated by the Participant; and

(v)	transfer the Permitted Investments in the Registered Retirement Savings Plan to another registered retirement savings plan designated by the Participant.

6.03	Additional Payments During a Plan Year
Notwithstanding any other provision herein to the contrary, if a Participant:

(a)	retires from employment after the Participant has attained age 60 and has completed at least 10 years of Service with the Corporation or a Participating Affiliate;

(b)	retires from employment after the Participant has attained age 65;

(c)	is terminated by the Corporation without cause within 24 months following a Change in Control;

(d)
is terminated by the Corporation without cause prior to the date of a Change in Control, a Change of Control occurs within six months after the termination, and the Participant reasonably demonstrates that the termination: (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control; or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which was threatened or proposed; or

(e)	dies; then,
the Corporation shall, on the last day of the first full month following the occurrence of an event described in paragraphs 6.03(a) to (e), pay to the Participant, or his or her estate, as applicable, an amount that is equal to the payment calculated in accordance with Subsection 4.02, based on the Participant’s Earnings for the period from the commencement of the Plan Year in which such event occurred to the date of such event, less Withholding Tax.

Section 7 – Total Disability

7.01	Total Disability

(a)
If a Participant becomes Totally Disabled during a Plan Year and returns to active employment with the Corporation during that Plan Year or a subsequent Plan Year, then the Corporation shall pay an amount to the Participant’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan in accordance with Section 4.02 or Section 4.03, as applicable, based on the Participant’s Earnings for the periods of his or her active employment with the Corporation during the Plan Year or Plan Years, as applicable, in which the Participant became or continued to be Totally Disabled, but nonetheless performed services for at least part of such Plan Year or Plan Years.

(b)
If a Participant becomes Totally Disabled and his or her employment is terminated as a result of becoming Totally Disabled, then the Corporation shall notify the Administrative Agent in accordance with Section 6.02, and the Corporation will pay an amount to the Participant in accordance with Section 7.01(a) for periods of active employment with return to active service not required.

Section 8 - Administration of the Savings Plan

8.01	Responsibility for Administration

(a)
The HRCC shall be responsible for the overall administration, interpretation and application of this Savings Plan, and all decisions of the HRCC in connection with the administration of the Savings Plan shall be final and binding upon each Participant and all other Persons. The HRCC may enact such rules and regulations relating to the operation of the Savings Plan as it considers necessary for the carrying out of its provisions and may amend or revoke such rules and regulations from time to time, provided that any such rules and regulations and amendments thereto will not: (A) be inconsistent with the terms of this Savings Plan; (B) cause a Tax Free Savings

Account established in connection with this Savings Plan to cease to be a “qualifying arrangement” within the meaning of subsection 146.2 of the Tax Act; (C) cause a Registered Retirement Savings Plan to hold a “non-qualifying investment” within the meaning of subsection 146(2) of the Tax Act; or (D) cause this Savings Plan to be a “salary deferral arrangement”, “employee benefit plan” or “retirement compensation arrangement” as defined in subsection 248(1) of the Tax Act.

(b)
This Savings Plan is intended for Participants who are residents of Canada for purposes of the Tax Act. The Corporation has the right to modify the terms of any award, payment, or credit made hereunder, amend any of the terms hereof, or suspend or terminate this Savings Plan with respect to any individual Participant who becomes a non-resident of Canada for purposes of the Tax Act or who, in its opinion, is subject to the taxation laws of a country other than Canada, including without limitation Section 409A of the Internal Revenue Code of 1986, on amounts paid or credited in accordance with this Savings Plan.

8.02	Delegation of Duties
The HRCC may delegate certain duties with respect to the administration of the Savings Plan to such committee or person or persons as it may determine, whether or not the member of the committee or the person or persons are employees, officers or directors of the Corporation. The Corporation may authorize the committee, person or persons so determined by it to act on its behalf and to execute instruments on its behalf.

8.03	U.S. Taxpayers
This Savings Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder (to the extent and with respect to any Participants who are subject to Section 409A) and shall be construed and administered in accordance with the intent that no additional tax should be payable under Section 409A. Notwithstanding any other provision of this Savings Plan, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Savings Plan that may be excluded from Section 409A as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments of “nonqualified deferred compensation” subject to Section 409A to be made under this Savings Plan upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. If at the time of a U.S. Taxpayer’s termination of employment, he is a “specified employee”, determined in accordance with Section 409A, any payments provided under this Savings Plan that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to the Participant on account of his separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Participant’s termination date or if earlier, the Participant’s death. Notwithstanding the foregoing, the Corporation makes no representations that the payments and benefits provided under this Savings Plan comply with Section 409A and in no event shall the Corporation be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a U.S. Taxpayer on account of non-compliance with Section 409A.

Section 9 – Amendment To or Termination of the Savings Plan

9.01	Amendment or Termination of the Savings Plan
Subject to the approval of THI, the Corporation intends to maintain the Savings Plan in force indefinitely, but, nevertheless, reserves the sole right to amend or terminate the Savings Plan in whole or in part at any time, provided, however, that any amount that is payable to a Participant under the Savings Plan immediately prior to the date of the amendment or termination shall not be reduced by such amendment or termination. For greater certainty, the Account, the Tax Free Savings Account and the Registered Retirement Savings Plan of each Participant are the Participant’s accounts and, except as provided by Section 6.02, will not otherwise be affected by such termination.

9.02	Notice of Termination
Should the Savings Plan be terminated at any time, the Corporation shall immediately notify the Administrative Agent of such termination for purposes of Section 6.02.

9.03	Wind-Up or Bankruptcy of the Corporation
In the event that THI or the Corporation at any time files an assignment in bankruptcy, has a petition into bankruptcy filed on its behalf, is in receivership or is wound-up (other than in a reorganization with or involving an Affiliate where all or substantially all of its assets are transferred to an Affiliate or otherwise is effected for restructuring the group of companies of which THI is a part), the Savings Plan shall be deemed to be fully terminated and the Corporation shall be deemed to have been given notice of the Savings Plan’s termination immediately prior to such time to the Administrative Agent. For greater certainty, the Account, the Tax Free Savings Account and the Registered Retirement Savings Plan of each Participant are the Participant’s accounts and are not to be subject to the claims of creditors of THI or the Corporation.

Section 10 - General Provisions

10.01	Rights of Employee
Participation in this Savings Plan does not confer on the Participant any rights that the Participant did not otherwise possess as an Employee, except to such benefits as have specifically accrued to the Participant under the terms of the Savings Plan. Nothing contained in the Savings Plan shall be deemed to give the Participant the right to be retained in the employ of the Corporation or to interfere with the right of the Corporation to discharge the Participant at any time without regard to the effect that such discharge might have upon the Participant under the Savings Plan.

10.02	Non-Alienation Except on Marriage Breakdown
Except as otherwise provided in this Savings Plan, all payments made under the terms of the Savings Plan are for the Participant’s own use and benefit, are not capable of assignment or alienation, and do not confer upon the Participant, the Participant’s personal representative or dependent, or any other person, any right or interest in the benefit or deferred benefit that is capable of being assigned or otherwise alienated.

Notwithstanding the preceding paragraph, subject to applicable law, part or all of the amounts held in a Participant’s Account, Tax Free Savings Account, and/or Registered Retirement Savings Plan under this Savings Plan may be assigned to the Participant’s spouse or former spouse upon the Participant’s separation or divorce from such spouse or former spouse, provided that the Participant files with his or her employer a certified copy of a valid domestic contract or court order providing for the assignment of amounts under this Savings Plan, and provided that, with respect to a Participant who is a U.S. Taxpayer, the Participant files with his or her employer a valid domestic relations order that meets the requirements of Section 414(p) of the U.S. Internal Revenue Code, and provided further that the Participant executes such direction and release as may be required by his or her employer before it will direct the Administrative Agent to effect the assignment. Amounts withdrawn will be subject to any applicable Withholding Tax. At the request of the Participant, but subject to applicable law, the assignment may be made in the form of a direct transfer from the Participant’s Tax Free Savings Account and/or Registered Retirement Savings Plan under this Savings Plan to the tax free savings account or registered retirement savings plan of the Participant’s spouse or former spouse, provided the necessary documentation required under the Tax Act is provided to his or her employer or to the Administrative Agent, as appropriate.

10.03	Recoupment Policy Relating to Performance-Based Compensation
Notwithstanding anything to the contrary contained herein, if incentive compensation to a Participant in respect of any year is subject to recoupment in accordance with the Corporation’s Recoupment Policy Relating to Performance-Based Compensation, then any portion of the Yearly Amount calculated based on such incentive compensation, and any interest, gains and other amounts earned with respect thereto, shall be subject to recoupment in accordance with such policy, and the Corporation may take such actions as are necessary to give effect to such policy without further consent or action being required of the Participant

10.04	Effect on other Benefit Programs
This Savings Plan will have no impact on a Participant’s eligibility or participation in other incentive plans of or sponsored by the Corporation. Unless required by applicable laws and regulations, benefits received under this Savings Plan will not be considered income for purposes of any income-driven employee benefit plans sponsored by the Corporation, including, but not limited to, pension, life insurance, and long-term disability

10.05	Reorganization of the Corporation
The existence of this Savings Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

10.06	Participant Information
By participating in this Savings Plan, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Corporation and any Administrative Agent. The Participant understands that the Corporation holds certain personal information of the Participant, including details of any entitlements under the Savings Plan, for the purpose of implementing, administering and managing the Savings Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Savings Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may have the right, if residing in a particular jurisdiction, to request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Savings Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s entitlements under the Savings Plan and comply with applicable laws. The Participant understands that he or she may have the right, if residing in a particular jurisdiction, at any time, to view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Chief Privacy Officer. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Savings Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Chief Privacy Officer.

10.07	Records
Whenever used for the purposes of the Savings Plan, the records of the Corporation will be deemed to be conclusive as to the facts with which they are concerned.

10.08	Applications, Notices and Elections
Any application, notice, or election under the Savings Plan shall be made, given, or communicated, as the case may be, in such manner as the Corporation may determine.

10.09	Severability
The invalidity or unenforceability of any provision of the Savings Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Savings Plan.

10.10	Construction
The Savings Plan and all rights thereunder will be governed, construed, and administered in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Appendix “A” – List of Permitted Investments

Permitted Investments
■

Schedule “A” – Acknowledgment and Direction

TO:        THE TDL GROUP CORP. (the “Corporation”)
AND TO:    ■ (the “Administrative Agent”)

WHEREAS, as of the date hereof, the undersigned qualifies under the Corporation’s Amended and Restated Personal Supplemental Executive Retirement Savings Plan (the “Plan”) as a Participant (as defined in the Plan);
AND WHEREAS the undersigned has received and reviewed a copy of the Plan and desires to participate in the Plan as a Participant;
AND WHEREAS capitalized terms used and not otherwise defined in this Acknowledgment and Direction have the meanings given to such terms in the Plan;
NOW THEREFORE,
(a)The undersigned acknowledges that he or she will be receiving amounts under the Plan and that he or she will direct such amounts be paid to the undersigned’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan in accordance with the terms of this Acknowledgment and Direction and the Plan.
(a)    The undersigned acknowledges that the Corporation will deduct and withhold all applicable Withholding Taxes from amounts directed to the undersigned’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan.
(b)    Subject to Section 4.03 of the Plan, the undersigned hereby directs the Corporation to pay any amounts payable to the undersigned under Section 4.02 of the Plan to the undersigned’s Account.
(c)    The undersigned acknowledges that he or she will cause all funds held in the undersigned’s Account, Tax Free Savings Account and/or Registered Retirement Savings Plan to be invested exclusively in Permitted Investments.
(d)    The undersigned directs the Administrative Agent not to disburse any amount from his or her Account, Tax Free Savings Account and/or Registered Retirement Savings Plan until such time as the Corporation gives notice to Administrative Agent in accordance with the Plan.
(e)    This Acknowledgment and Direction is irrevocable.
Dated as of the _____ day of ____________________, ______.

SIGNED, SEALED & DELIVERED in the presence of:		(seal)
Witness	Name

Schedule “B” – Tax Free Savings Account/Registered Retirement Savings Plan – Acknowledgment and Direction

TO:        THE TDL GROUP CORP. (THE “CORPORATION”)
AND TO:    ■ (THE “ADMINISTRATIVE AGENT”)

WHEREAS, the undersigned is entitled to receive $_______________ (the “Payment”) no later than the 15th day of the third month following the end of the Corporation’s fiscal year (the “Plan Year”) in accordance with the Amended and Restated Personal Supplemental Executive Retirement Savings Plan (the “Plan”);
AND WHEREAS, in accordance with Section 4.03 of the Plan, the undersigned wishes to contribute $_______________ of the Payment to the Tax Free Savings Account and $_______________ to the Registered Retirement Savings Plan established for the undersigned in accordance with the Plan;
AND WHEREAS capitalized terms used and not otherwise defined in this Acknowledgment and Direction have the meanings given to such terms in the Plan;
NOW THEREFORE:
(a)    The undersigned directs the Corporation to pay $_______________ from the Payment to the undersigned’s Tax Free Savings Account and to pay $_______________ from the payment to the undersigned’s Registered Retirement Savings Plan.
(b)    The undersigned certifies that the amount it directs the Corporation to pay to the undersigned’s Tax Free Savings Account together with any other contributions from any source that have been or will be made by the undersigned to the Tax Free Savings Account or any other tax free savings account established by the undersigned during the Plan Year does not and will not exceed the TFSA dollar limit as defined in subsection 207.01(1) of the Tax Act for the Plan Year.
(c)    The undersigned acknowledges that any taxes, penalties or other charges that are imposed in the event that the amounts paid or credited to the undersigned’s Tax Free Savings Account exceed the TFSA dollar limit for such Plan Year are the sole responsibility of the undersigned and not those of the Corporation.
(d)    The undersigned certifies that the amount it directs the Corporation to pay to the undersigned’s Registered Retirement Savings Plan together with any other contributions from any source that have been or will be made by the undersigned to the Registered Retirement Savings Plan or any other registered retirement savings plan during the Plan Year does not and will not exceed the undersigned’s “RRSP Deduction Limit” (within the meaning of subsection 146(1) of the Tax Act) for the Plan Year.
(e)    The undersigned acknowledges that any taxes, penalties or other charges that are imposed in the event that the amounts paid or credited to the undersigned’s Registered Retirement

Savings Plan exceed the “RRSP Deduction Limit” for such Plan Year are the sole responsibility of the undersigned and not those of the Corporation.
(f)    This Acknowledgment and Direction is irrevocable.
Dated as of the _____ day of ____________________, ______.

SIGNED, SEALED & DELIVERED in the presence of:		(seal)
Witness	Name